EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Computer Task Group, Incorporated:

We consent to the incorporation by reference in the Registration Statements No. 33-41995, 33-50160, 33-61493, 333-12237, 333-39936, 333-51162, 333-66766, 333-91148 and 333-118314 on Form S-8 and Registration Statement No. 333-43263 on Form S-3 of Computer Task Group, Incorporated of our reports dated March 7, 2007 with respect to the consolidated balance sheets of Computer Task Group, Incorporated and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006, the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006 annual report on Form 10-K of Computer Task Group, Incorporated.

Our report refers to the Company’s adoption during 2006 of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, and Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Post Retirement Plans.

/s/ KPMG LLP

Buffalo, New York

March 7, 2007

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